SCHWAB TRUSTS,
                         SCHWAB TEN TRUST, 1997 SERIES A

                            REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement (the "Agreement") dated November 4, 1997 among Charles Schwab & Co., Inc., Reich & Tang Distributor L.P., as Depositors and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Schwab Trusts, Schwab Ten Trust, 1997 Series A, and Subsequent Series, Trust Indenture and Agreement" dated November 4, 1997 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

                  WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.5 of the Indenture; and

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

           Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

           Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited

644884.1

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to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and
Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated November 4, 1997, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

            Section 1. The following special terms and conditions are hereby agreed to:

                  (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Equity Securities Trust (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

                  (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 14,977.

                  (c) For the purposes of the definition of Unit in item (24) of
Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/14977 as of the date hereof.

                  (d) The term Record Date shall mean the fifteenth day of June and December commencing on December 15, 1997.

                  (e) The term Distribution Date shall mean the last business day of June and December commencing on December 31, 1997.

                  (f) The First Settlement Date shall mean November 7, 1997.

                  (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.

                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following

                                       -2-
644884.1

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schedule, determined on the basis of the number of Units outstanding as of the
Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.92 per 100 Units:

         rate per 100 units                          number of Units outstanding

         $0.92                                       5,000,000 or less
         $0.86                                       5,000,001 - 10,000,000
         $0.80                                       10,000,001 - 20,000,000
         $0.68                                       20,000,001 or more

                  (i) For purposes of Section 7.4, the Depositors' maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

                  (j) The Termination Date shall be December 10, 1998 or the earlier disposition of the last Security in the Trust.

                  (k) The fiscal year for the Trust shall end on June 30 of each year.

                  (l) For purposes of Section 3.15, the Trust will have a Deferred Sales Charge as specified in and as permitted by the Prospectus.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

                                       -3-
644884.1

                            CHARLES SCHWAB & CO, INC.
                                    Depositor




                                            By: /s/ James C. White
                                           ----------------------------
                                            Authorized Signator




STATE OF CALIFORNIA       )
                          : ss:
COUNTY OF SAN FRANCISCO   )

                  On this 3rd day of November, 1997, before me personally appeared James C. White, to me known, who being by me duly sworn, said that he is an Authorized Signator of Charles Schwab & Co., Inc. the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.




                                                  /s/ Elizabeth K. Antonini
                                                  -------------------------
                                                       Notary Public

                                        REICH & TANG DISTRIBUTORS L.P.
                                             Depositor

                                        By: Reich & Tang Asset Management, Inc.,
                                             as General Partner of Depositor


                                             By: /s/ Peter J. DeMarco
                                                -------------------------------
                                                 Authorized Signator




STATE OF NEW YORK )
                                    : ss:
COUNTY OF NEW YORK         )

                  On this 3rd day of November, 1997, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Reich & Tang Asset Management, Inc. as General Partner of the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                                   /s/ Teresa Scilla
                                                 ------------------------------
                                                       Notary Public

                                           THE CHASE MANHATTAN BANK
                                             Trustee


                                           By:  /s/ Thomas Porrazzo
                                              ----------------------------
                                                Vice President

(SEAL)





STATE OF NEW YORK    )
                              :ss.:
COUNTY OF NEW YORK   )


                  On this 3rd day of November, 1997, before me personally appeared Thomas Porrazzo, to me known, who being by me duly sworn, said that he is an Authorized Signator of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



                                                      /s/ Ann LoBrutto
                                                 ------------------------------
                                                          Notary Public